EXHIBIT 99.1
FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports First Quarter 2022 Financial Results;
Announces $290 million Excess of Loss Reinsurance Agreement
EMERYVILLE, Calif., May 4, 2022 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $67.7 million, or $0.77 per diluted share, for the first quarter ended March 31, 2022, which compares to $60.5 million, or $0.69 per diluted share, in the fourth quarter ended December 31, 2021 and $52.9 million, or $0.61 per diluted share, in the first quarter ended March 31, 2021. Adjusted net income for the quarter was $67.5 million, or $0.77 per diluted share, which compares to $63.5 million, or $0.73 per diluted share, in the fourth quarter ended December 31, 2021 and $53.4 million, or $0.62 per diluted share, in the first quarter ended March 31, 2021. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return on equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.

The company also announced that it has entered into a $290 million excess of loss reinsurance agreement with a high-quality panel of third-party reinsurers, covering an existing portfolio of mortgage insurance policies written primarily from October 1, 2021 through March 31, 2022. The agreement provides National MI with protection for aggregate losses on subject loans beginning at a 2.00% cumulative claim rate threshold and continuing up through a 6.75% aggregate detachment level. National MI expects to receive full PMIERs credit for the transaction, subject to GSE approval.

Adam Pollitzer, President and Chief Executive Officer of National MI, said, “We delivered strong results in the first quarter, with significant new business production and improving persistency driving growth in our high-quality insured portfolio, and favorable credit performance driving significant profitability and strong mid-teen returns. We also began to execute under our recently announced common stock repurchase program and saw continued success in the reinsurance market, securing incremental PMIERs funding and valuable risk protection with our excess of loss agreement. Looking forward, National MI is well positioned to lead with impact, innovation and success, and to continue building franchise value, embedded portfolio value and shareholder value.”

Selected first quarter 2022 highlights include:

•Primary insurance-in-force at quarter end was $158.9 billion, up 4% from $152.3 billion in the fourth quarter and 28% compared to $123.8 billion in the first quarter of 2021

•Net premiums earned were $116.5 million, up 2% from $113.9 million in the fourth quarter and 10% compared to $105.9 million in the first quarter of 2021

•Underwriting and operating expenses were $32.9 million, down 15% from $38.8 million in the fourth quarter and 3% compared to $34.1 million in the first quarter of 2021

•Insurance claims and claim expenses was a benefit of $0.6 million, compared to a benefit of $0.5 million in the fourth quarter and an expense of $5.0 million in the first quarter of 2021

•Shareholders’ equity was $1.5 billion at quarter end and book value per share was $17.84. Book value per share excluding the impact of net unrealized gains and losses in the investment portfolio was $18.97, up 4% compared to $18.23 per share in the fourth quarter and 18% compared to $16.02 per share in the first quarter of 2021

•Annualized return on equity for the quarter was 17.5% and annualized adjusted return on equity was 17.4%

•At quarter-end, total PMIERs available assets were $2.1 billion and net risk-based required assets were $1.3 billion

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	3/31/2022	12/31/2021	3/31/2021	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$158.9	$152.3	$123.8	4%	28%
New Insurance Written - NIW
Monthly premium	13.1	17.0	23.8	(23)%	(45)%
Single premium	1.1	1.4	2.6	(22)%	(59)%
Total (2)	14.2	18.3	26.4	(23)%	(46)%

FINANCIAL HIGHLIGHTS (Unaudited, $millions, except per share amounts)

Net Premiums Earned	116.5	113.9	105.9	2%	10%
Insurance Claims and Claim (Benefits) Expenses	(0.6)	(0.5)	5.0	24%	(112)%
Underwriting and Operating Expenses	32.9	38.8	34.1	(15)%	(3)%
Net Income	67.7	60.5	52.9	12%	28%
Adjusted Net Income	67.5	63.5	53.4	6%	26%
Book Value per Share (excluding net unrealized gains and losses) (3)	18.97	18.23	16.02	4%	18%
Loss Ratio	(0.5)%	(0.4)%	4.7%
Expense Ratio	28.3%	34.1%	32.2%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)     Total may not foot due to rounding.
(3)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, May 4, 2022, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 internationally, and using Conference ID: 6698448 or by referencing NMI Holdings, Inc.

About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the U.S. Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: uncertainty relating to the coronavirus (“COVID-19”) pandemic and the measures taken by governmental authorities and other third parties to

EXHIBIT 99.1
contain the spread of COVID-19, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and our business, operations and personnel; changes in the charters, business practices, policy or priorities of Fannie Mae and Freddie Mac (collectively, the GSEs), which may include decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; or changes in the direction of housing policy objectives of the Federal Housing Finance Agency (“FHFA”), such as the FHFA's priority to increase the accessibility to and affordability of homeownership for low-and-moderate income borrowers and minority communities; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (“PMIERs”) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (“D.C.”) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers such as the Federal Housing Administration, the U.S. Department of Agriculture's Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; developments in the world's financial, capital and credit markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning "Qualified Mortgage" and "Qualified Residential Mortgage"; U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential legal and regulatory claims, investigations, actions, audits or inquiries that could result in adverse judgements, settlements, fines or other reliefs that could require significant expenditures or have other negative effects on our business; changes in general economic, market and political conditions and policies (including rising interest rates and inflation) and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; decrease in the length of time our insurance policies are in force; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters, including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; effectiveness and security of our information technology systems and digital products and services, including the risks these systems, products or services may fail to operate as expected or planned, or expose us to cybersecurity or third-party risks; and ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2021, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.

Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.

EXHIBIT 99.1
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and other infrequent, unusual or non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.

Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on investments, divided by shares outstanding.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(4)    Other infrequent, unusual or non-operating items. Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include infrequent, unusual or non-operating adjustments related to severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced in September 2021 and the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.
(5) Net unrealized gains and losses on investments. The recognition of the net unrealized gains or losses on investment can vary significantly across periods and is influenced by factors such as interest rate movement, overall market and economic conditions, and tax and capital profiles. These valuation adjustments may not necessarily result in economic gains or losses and not reflective of ongoing operations. Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these unrealized gains or losses.

EXHIBIT 99.1

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417

EXHIBIT 99.1

Consolidated statements of operations and comprehensive (loss) income (unaudited)	For the three months ended March 31,
	2022	2021
Revenues	(In Thousands, except for per share data)
Net premiums earned	$116,495	$105,879
Net investment income	10,199	8,814
Net realized investment gains	408	—
Other revenues	339	501
Total revenues	127,441	115,194
Expenses
Insurance claims and claim (benefits) expenses	(619)	4,962
Underwriting and operating expenses	32,935	34,065
Service expenses	430	591
Interest expense	8,041	7,915
(Gain) loss from change in fair value of warrant liability	(93)	205
Total expenses	40,694	47,738

Income before income taxes	86,747	67,456
Income tax expense	19,067	14,565
Net income	$67,680	$52,891

Earnings per share
Basic	$0.79	$0.62
Diluted	$0.77	$0.61

Weighted average common shares outstanding
Basic	85,953	85,317
Diluted	87,310	86,487

Loss ratio (1)	(0.5)%	4.7%
Expense ratio (2)	28.3%	32.2%
Combined ratio (3)	27.7%	36.9%

Net income	$67,680	$52,891

Other comprehensive loss, net of tax:
Unrealized losses in accumulated other comprehensive income, net of tax benefit of $26,176 and $11,997 for the quarters ended March 31, 2022 and 2021, respectively	(98,471)	(45,133)
Reclassification adjustment for realized gains included in net income, net of tax expense $86 for the quarter ended March 31, 2022	(323)	—
Other comprehensive loss, net of tax	(98,794)	(45,133)
Comprehensive (loss) income	$(31,114)	$7,758

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets (unaudited)	March 31, 2022	December 31, 2021
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $2,111,869 and $2,078,773 as of March 31, 2022 and December 31, 2021, respectively)	$1,993,972	$2,085,931
Cash and cash equivalents (including restricted cash of $3,057 and $3,165 as of March 31, 2022 and December 31, 2021, respectively)	130,906	76,646
Premiums receivable	60,526	60,358
Accrued investment income	12,421	11,900
Prepaid expenses	5,477	3,530
Deferred policy acquisition costs, net	59,727	59,584
Software and equipment, net	32,386	32,047
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	2,011	2,393
Reinsurance recoverable	20,080	20,320
Other assets	102,804	94,238
Total assets	$2,423,944	$2,450,581

Liabilities
Debt	$394,969	$394,623
Unearned premiums	138,393	139,237
Accounts payable and accrued expenses	76,923	72,000
Reserve for insurance claims and claim expenses	102,372	103,551
Reinsurance funds withheld	5,343	5,601
Warrant liability, at fair value	1,416	2,363
Deferred tax liability, net	156,966	164,175
Other liabilities	12,520	3,245
Total liabilities	888,902	884,795

Shareholders' equity
Common stock - class A shares, $0.01 par value; 86,274,184 shares issued and 86,038,840 shares outstanding as of March 31, 2022 and 85,792,849 shares issued and outstanding as of December 31, 2021 (250,000,000 shares authorized)	863	858
Additional paid-in capital	960,667	955,302
Treasury Stock, at cost, 235,344 and 0 common shares as of March 31, 2022 and December 31, 2021, respectively	(5,000)	—
Accumulated other comprehensive (loss) income, net of tax	(97,309)	1,485
Retained earnings	675,821	608,141
Total shareholders' equity	1,535,042	1,565,786
Total liabilities and shareholders' equity	$2,423,944	$2,450,581

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations (unaudited)
	For the three months ended
	3/31/2022	12/31/2021	3/31/2021
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$116,495	$113,933	$105,879
Net investment income	10,199	10,045	8,814
Net realized investment gains	408	714	—
Other revenues	339	380	501
Total revenues	127,441	125,072	115,194
Expenses
Insurance claims and claim (benefits) expenses	(619)	(500)	4,962
Underwriting and operating expenses	32,935	38,843	34,065
Service expenses	430	650	591
Interest expense	8,041	8,029	7,915
(Gain) loss from change in fair value of warrant liability	(93)	(112)	205
Total expenses	40,694	46,910	47,738

Income before income taxes	86,747	78,162	67,456
Income tax expense	19,067	17,639	14,565
Net income	$67,680	$60,523	$52,891

Adjustments:
Net realized investment gains	(408)	(714)	—
(Gain) loss from change in fair value of warrant liability	(93)	(112)	205
Capital markets transaction costs	260	1,505	378
Other infrequent, unusual or non-operating items (1)	—	2,540	—
Adjusted income before taxes	86,506	81,381	68,039

Income tax expense on adjustments (2)	(31)	251	79
Adjusted net income	$67,470	$63,491	$53,395

Weighted average diluted shares outstanding	87,310	87,117	86,487

Diluted EPS (3)	$0.77	$0.69	$0.61
Adjusted diluted EPS	$0.77	$0.73	$0.62

Return-on-equity	17.5%	15.7%	15.4%
Adjusted return-on-equity	17.4%	16.5%	15.5%

Expense ratio (4)	28.3%	34.1%	32.2%
Adjusted expense ratio (5)	28.0%	30.5%	31.8%

Combined ratio (6)	27.7%	33.7%	36.9%
Adjusted combined ratio (7)	27.5%	30.1%	36.5%

EXHIBIT 99.1

Book value per share (8)	$17.84	$18.25	$16.13
Book value per share (excluding net unrealized gains and losses) (9)	$18.97	$18.23	$16.02

(1)    Represents severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced on September 9, 2021.
(2)    Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction. Such non-deductible items include gains or losses from the change in the fair value of our warrant liability and certain costs incurred in connection with the CEO transition, which are limited under Section 162(m) of the Internal Revenue Code.
(3)    Diluted net income for the quarter ended March 31, 2022 and December 31, 2021, excludes the impact of the warrant fair value change as it was dilutive. For the quarter ended March 31, 2021, diluted net income equals reported net income as the impact of the warrant fair value change was anti-dilutive.
(4)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(5)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions and infrequent or unusual non-operating items) by net premiums earned.
(6)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claims expense by net premiums earned.
(7)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction and infrequent or unusual non-operating items) and insurance claims and claims expense by net premiums earned.
(8)    Book value per share is calculated by dividing total shareholder's equity by shares outstanding.
(9)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholder's equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

EXHIBIT 99.1

Historical Quarterly Data	2022	2021				2020
	March 31	December 31	September 30	June 30	March 31	December 31
Revenues	(In Thousands, except for per share data)
Net premiums earned	$116,495	$113,933	$113,594	$110,888	$105,879	$100,709
Net investment income	10,199	10,045	9,831	9,382	8,814	8,386
Net realized investment gains	408	714	3	12	—	295
Other revenues	339	380	613	483	501	513
Total revenues	127,441	125,072	124,041	120,765	115,194	109,903
Expenses
Insurance claims and claim (benefits) expenses	(619)	(500)	3,204	4,640	4,962	3,549
Underwriting and operating expenses	32,935	38,843	34,669	34,725	34,065	34,994
Service expenses	430	650	787	481	591	459
Interest expense	8,041	8,029	7,930	7,922	7,915	7,906
(Gain) loss from change in fair value of warrant liability	(93)	(112)	—	(658)	205	1,379
Total expenses	40,694	46,910	46,590	47,110	47,738	48,287

Income before income taxes	86,747	78,162	77,451	73,655	67,456	61,616
Income tax expense	19,067	17,639	17,258	16,133	14,565	13,348
Net income	$67,680	$60,523	$60,193	$57,522	$52,891	$48,268

Earnings per share
Basic	$0.79	$0.71	$0.70	$0.67	$0.62	$0.57
Diluted	$0.77	$0.69	$0.69	$0.65	$0.61	$0.56

Weighted average common shares outstanding
Basic	85,953	85,757	85,721	85,647	85,317	84,956
Diluted	87,310	87,117	86,880	86,819	86,487	86,250

Other data
Loss Ratio(1)	(0.5)%	(0.4)%	2.8%	4.2%	4.7%	3.5%
Expense Ratio(2)	28.3%	34.1%	30.5%	31.3%	32.2%	34.7%
Combined ratio (3)	27.7%	33.7%	33.3%	35.5%	36.9%	38.3%

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	($ Values In Millions, except as noted below)
New insurance written	$14,165	$18,342	$18,084	$22,751	$26,397	$19,782
New risk written	3,721	4,786	4,640	5,650	6,531	4,868
Insurance in force (IIF) (1)	158,877	152,343	143,618	136,598	123,777	111,252
Risk in force (1)	40,522	38,661	36,253	34,366	31,206	28,164
Policies in force (count) (1)	526,976	512,316	490,714	471,794	436,652	399,429
Average loan size ($ value in thousands) (1)	$301	$297	$293	$290	$283	$279
Coverage percentage (2)	25.5%	25.4%	25.2%	25.2%	25.2%	25.3%
Loans in default (count) (1)	5,238	6,227	7,670	8,764	11,090	12,209
Default rate (1)	0.99%	1.22%	1.56%	1.86%	2.54%	3.06%
Risk in force on defaulted loans (1)	$362	$435	$546	$625	$785	$874
Net premium yield (3)	0.30%	0.31%	0.32%	0.34%	0.36%	0.37%
Earnings from cancellations	$2.9	$5.1	$7.7	$7.0	$9.9	$11.7
Annual persistency (4)	71.5%	63.8%	58.1%	53.9%	51.9%	55.9%
Quarterly run-off (5)	5.0%	6.7%	8.1%	8.0%	12.5%	12.5%

(1)    Reported as of the end of the period.
(2)    Calculated as end of period risk-in-force (RIF) divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three month period.
New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
    The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(In Millions)
Monthly	$13,094	$16,972	$16,861	$19,422	$23,764	$17,789
Single	1,071	1,370	1,223	3,329	2,633	1,993
Primary	$14,165	$18,342	$18,084	$22,751	$26,397	$19,782

Primary and pool IIF	As of
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(In Millions)
Monthly	$139,156	$133,104	$124,767	$117,629	$106,920	$95,336
Single	19,721	19,239	18,851	18,969	16,857	15,916
Primary	158,877	152,343	143,618	136,598	123,777	111,252

Pool	1,162	1,229	1,339	1,460	1,642	1,855
Total	$160,039	$153,572	$144,957	$138,058	$125,419	$113,107

EXHIBIT 99.1

    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction, 2020 QSR Transaction, 2021 QSR Transaction, and 2022 QSR Transaction, and collectively, the QSR Transactions), and Insurance-Linked Note transactions (the 2017 ILN Transaction, 2018 ILN Transaction, 2019 ILN Transaction, 2020-1 ILN Transaction, 2020-2 ILN Transaction, 2021-1 ILN Transaction, and 2021-2 ILN Transaction and collectively, the ILN Transactions) for the periods indicated.

	For the three months ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$8,504,853	$8,194,604	$7,610,870	$7,113,707	$6,330,409	$5,543,969
Ceded premiums earned	(29,005)	(28,490)	(28,366)	(27,537)	(25,747)	(24,161)
Ceded claims and claim expenses	(159)	19	840	1,194	1,180	601
Ceding commission earned	5,886	6,208	6,142	5,961	5,162	4,787
Profit commission	16,723	16,142	15,191	14,391	13,380	13,184

The ILN Transactions
Ceded premiums	$(10,939)	$(11,344)	$(10,390)	$(10,169)	$(9,397)	$(9,422)

Primary NIW by FICO	For the three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
	($ In Millions)
>= 760	$6,372	$8,032	$12,914
740-759	2,388	3,115	5,312
720-739	1,937	2,833	3,963
700-719	1,639	2,196	2,358
680-699	1,244	1,653	1,360
<=679	585	514	490
Total	$14,165	$18,342	$26,397
Weighted average FICO	748	748	755

Primary NIW by LTV	For the three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(In Millions)
95.01% and above	$1,366	$1,569	$2,451
90.01% to 95.00%	7,055	8,879	11,051
85.01% to 90.00%	3,868	5,583	7,848
85.00% and below	1,876	2,311	5,047
Total	$14,165	$18,342	$26,397
Weighted average LTV	92.1%	91.9%	91.0%

Primary NIW by purchase/refinance mix	For the three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(In Millions)
Purchase	$13,398	$17,097	$17,909
Refinance	767	1,245	8,488
Total	$14,165	$18,342	$26,397

EXHIBIT 99.1

The table below presents a summary of our primary IIF and RIF by book year as of March 31, 2022.

Primary IIF and RIF	As of March 31, 2022
	IIF	RIF
	(In Millions)
March 31, 2022	$14,076	$3,699
2021	78,955	20,058
2020	41,311	10,431
2019	11,102	2,910
2018	4,411	1,127
2017 and before	9,022	2,297
Total	$158,877	$40,522
    The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	March 31, 2022	December 31, 2021	March 31, 2021
	(In Millions)
>= 760	$79,141	$76,449	$63,919
740-759	27,406	26,219	20,537
720-739	22,176	21,356	17,167
700-719	15,236	14,401	11,536
680-699	10,347	9,654	7,329
<=679	4,571	4,264	3,289
Total	$158,877	$152,343	$123,777

Primary RIF by FICO	As of
	March 31, 2022	December 31, 2021	March 31, 2021
	(In Millions)
>= 760	$19,883	$19,125	$15,920
740-759	7,054	6,707	5,214
720-739	5,735	5,497	4,378
700-719	4,010	3,771	2,981
680-699	2,706	2,511	1,896
<=679	1,134	1,050	817
Total	$40,522	$38,661	$31,206

Primary IIF by LTV	As of
	March 31, 2022	December 31, 2021	March 31, 2021
	(In Millions)
95.01% and above	$14,918	$14,058	$10,616
90.01% to 95.00%	72,381	68,537	54,832
85.01% to 90.00%	48,406	46,971	40,057
85.00% and below	23,172	22,777	18,272
Total	$158,877	$152,343	$123,777

EXHIBIT 99.1

Primary RIF by LTV	As of
	March 31, 2022	December 31, 2021	March 31, 2021
	(In Millions)
95.01% and above	$4,527	$4,230	$3,106
90.01% to 95.00%	21,358	20,210	16,139
85.01% to 90.00%	11,895	11,533	9,818
85.00% and below	2,742	2,688	2,143
Total	$40,522	$38,661	$31,206

Primary RIF by Loan Type	As of
	March 31, 2022	December 31, 2021	March 31, 2021

Fixed	99%	99%	99%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	1	1	1
Total	100%	100%	100%

    The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	March 31, 2022	December 31, 2021	March 31, 2021
	(In Millions)
IIF, beginning of period	$152,343	$143,618	$111,252
NIW	14,165	18,342	26,397
Cancellations, principal repayments and other reductions	(7,631)	(9,617)	(13,872)
IIF, end of period	$158,877	$152,343	$123,777
Geographic Dispersion
    The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	March 31, 2022	December 31, 2021	March 31, 2021
California	10.8%	10.4%	10.8%
Texas	9.5	9.7	9.5
Florida	8.4	8.6	7.9
Virginia	4.5	4.7	5.0
Georgia	3.9	3.8	3.3
Illinois	3.8	3.6	3.7
Colorado	3.7	3.8	4.1
Washington	3.7	3.7	3.5
Maryland	3.6	3.7	3.8
Pennsylvania	3.3	3.3	3.3
Total	55.2%	55.3%	54.9%

EXHIBIT 99.1
    The table below presents selected primary portfolio statistics, by book year, as of March 31, 2022.

	As of March 31, 2022
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$6	3%	655	40	1	1	0.5%	0.3%	2.5%
2014	3,451	253	7%	14,786	1,568	39	49	4.2%	0.6%	2.5%
2015	12,422	1,555	13%	52,548	8,564	218	119	3.3%	0.6%	2.5%
2016	21,187	3,409	16%	83,626	17,318	487	134	3.0%	0.7%	2.8%
2017	21,582	3,799	18%	85,897	19,700	783	106	4.3%	1.0%	4.0%
2018	27,295	4,411	16%	104,043	22,121	1,032	93	7.6%	1.1%	4.7%
2019	45,141	11,102	25%	148,423	45,603	1,118	23	10.1%	0.8%	2.5%
2020	62,702	41,311	66%	186,174	131,277	902	1	5.1%	0.5%	0.7%
2021	85,574	78,955	92%	257,972	242,014	658	—	2.8%	0.3%	0.3%
2022	14,165	14,076	99%	38,974	38,771	—	—	—%	—%	—%
Total	$293,681	$158,877		973,098	526,976	5,238	526
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

    The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim (benefits) expenses:

	For the three months ended
	March 31, 2022	March 31, 2021
	(In Thousands)
Beginning balance	$103,551	$90,567
Less reinsurance recoverables (1)	(20,320)	(17,608)
Beginning balance, net of reinsurance recoverables	83,231	72,959

Add claims incurred:
Claims and claim (benefits) expenses incurred:
Current year (2)	10,080	10,557
Prior years (3)	(10,699)	(5,595)
Total claims and claim (benefits) expenses incurred	(619)	4,962

Less claims paid:
Claims and claim expenses paid:
Current year (2)	—	12
Prior years (3)	320	492
Total claims and claim expenses paid	320	504

Reserve at end of period, net of reinsurance recoverables	82,292	77,417
Add reinsurance recoverables (1)	20,080	18,686
Ending balance	$102,372	$96,103

EXHIBIT 99.1
(1)    Related to ceded losses recoverable under the QSR Transactions.
(2) Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $5.2 million attributed to net case reserves and $4.7 million attributed to net IBNR reserves for the three months ended March 31, 2022 and $5.3 million attributed to net case reserves and $5.3 million attributed to net IBNR reserves for the three months ended March 31, 2021.
(3) Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $5.8 million attributed to net case reserves and $4.7 million attributed to net IBNR reserves for the three months ended March 31, 2022 and $0.6 million attributed to net case reserves and $5.0 million attributed to net IBNR reserves for the three months ended March 31, 2021.

    The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended
	March 31, 2022	March 31, 2021
Beginning default inventory	6,227	12,209
Plus: new defaults	1,163	1,767
Less: cures	(2,132)	(2,868)
Less: claims paid	(19)	(16)
Less: rescission and claims denied	(1)	(2)
Ending default inventory	5,238	11,090

    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended
	March 31, 2022	March 31, 2021
	(In Thousands)
Number of claims paid (1)	19	16
Total amount paid for claims	$402	$606
Average amount paid per claim	$21	$38
Severity(2)	39%	61%
(1)    Count includes six and one claims settled without payment during the three months ended March 31, 2022 and 2021, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.

    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of March 31, 2022	As of March 31, 2021
	(In Thousands)
Case (1)	$18.0	$7.9
IBNR (1)(2)	1.5	0.8
Total	$19.5	$8.7
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.

EXHIBIT 99.1
    The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	March 31, 2022	December 31, 2021	March 31, 2021
	(In Thousands)
Available Assets	$2,127,030	$2,041,193	$1,809,589
Risk-Based Required Assets	1,341,217	1,186,272	1,261,015